Exhibit 23

                              Accountant's Consent




     We have issued our report dated August 8, 2003, accompanying the consolidated financial statements of Frankfort First Bancorp, Inc., which are incorporated within the Annual Report on Form 10-KSB for the year ended June 30, 2003. We hereby consent to the incorporation by reference of said report in the Corporation's Form S-8 filed with respect to the Corporation's 1995 Stock Option and Incentive Plan.




/s/ Grant Thorton LLP




Cincinnati, Ohio
September 26, 2003